Rule 424 (b) (3)
Registration No. 333-177949
CUSIP #:63743HEH1

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$250,000,000.00	$32,200.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 11/19/2013
SETTLEMENT DATE: 11/26/2013
PRICING SUPPLEMENT NO. 6216 DATED November 19, 2013
TO PROSPECTUS SUPPLEMENTAL DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$250,000,000

Issue Price:	100% of Principal Amount

Original Issue Date:	11/26/2013

Maturity Date:	11/23/2016

Initial Interest Rate:	Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:	USD LIBOR

Spread:	Plus 30 basis points

Index Maturity	3-month

Interest Payment Dates:	February 23, May 23, August 23, and November 23, and the maturity date, commencing February 23, 2014

Interest Reset Dates:	February 23, May 23, August 23, and November 23

Payment at Maturity:	The payment at maturity will be 100% of the Principal Amount plus accrued and unpaid interest, if any

Redemption Date:	None

Agent’s Discount or Commission:	None

Agents(s)	SunTrust Robinson Humphrey, Inc.

Capacity:	Agent

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.